EXHIBIT 3.1
THIRD AMENDED AND RESTATED BYLAWS
OF
IGO, INC.
(Effective as of September 24, 2008)

BYLAWS
OF
IGO, INC.
ARTICLE I
OFFICES
     Section 1.  Registered Office. The registered office and registered agent of iGo, Inc. (the “Corporation”) will be as from time to time set forth in the Corporation’s Certificate of Incorporation or in any certificate filed with the Secretary of State of the State of Delaware, and the appropriate county Recorder or Recorders, as the case may be, to amend such information.
     Section 2.  Other Offices. The Corporation may also have offices at such other places both within and without the State of Delaware as the Board of Directors may from time to time determine or the business of the Corporation may require.
ARTICLE II
STOCKHOLDERS
     Section 1.  Place of Meetings. All meetings of the stockholders for the election of Directors will be held at such place, within or without the State of Delaware, as may be fixed from time to time by the Board of Directors. Meetings of stockholders for any other purpose may be held at such time and place, within or without the State of Delaware, as may be stated in the notice of the meeting or in a duly executed waiver of notice thereof.
     Section 2.  Annual Meeting. An annual meeting of the stockholders will be held at such time as may be determined by the Board of Directors, at which meeting the stockholders will elect a Board of Directors, and transact such other business as may properly be brought before the meeting.
     Section 3.  List of Stockholders. At least ten days before each meeting of stockholders, a complete list of the stockholders entitled to vote at said meeting, arranged in alphabetical order, with the address of and the number of voting shares registered in the name of each, will be prepared by the officer or agent having charge of the stock transfer books. Such list will be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place will be specified in the notice of the meeting, or if not so specified at the place where the meeting is to be held. Such list will be produced and kept open at the time and place of the meeting during the whole time thereof, and will be subject to the inspection of any stockholder who may be present.

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     Section 4.  Special Meetings. Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by law, the Certificate of Incorporation or these Bylaws, may be called by the Chairman of the Board, the President or the Board of Directors. Business transacted at all special meetings will be confined to the purposes stated in the notice of the meeting unless all stockholders entitled to vote are present and consent.
     Section 5.  Notice. Written or printed notice stating the place, day and hour of any meeting of the stockholders and, in case of a special meeting, the purpose or purposes for which the meeting is called, will be delivered not less than ten nor more than sixty days before the date of the meeting, either personally or by mail, by or at the direction of the Chairman of the Board, the President, the Secretary, or the officer or person calling the meeting, to each stockholder of record entitled to vote at the meeting. If mailed, such notice will be deemed to be delivered when deposited in the United States mail, addressed to the stockholder at his address as it appears on the stock transfer books of the Corporation, with postage thereon prepaid.
     Section 6.  Quorum. At all meetings of the stockholders, the presence in person or by proxy of the holders of a majority of the shares issued and outstanding and entitled to vote will be necessary and sufficient to constitute a quorum for the transaction of business except as otherwise provided by law, the Certificate of Incorporation or these Bylaws. If, however, such quorum is not present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, will have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present or represented. If the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting will be given to each stockholder of record entitled to vote at the meeting. At such adjourned meeting at which a quorum is present or represented, any business may be transacted that might have been transacted at the meeting as originally notified.
     Section 7.  Voting. When a quorum is present at any meeting of the Corporation’s stockholders, the vote of the holders of a majority of the shares entitled to vote on, and voted for or against, any matter will decide any questions brought before such meeting, unless the question is one upon which, by express provision of law, the Certificate of Incorporation or these Bylaws, a different vote is required, in which case such express provision will govern and control the decision of such question. The stockholders present in person or by proxy at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.
     Section 8.  Method of Voting. Each outstanding share of the Corporation’s capital stock, regardless of class, will be entitled to one vote on each matter submitted to a vote at a meeting of stockholders, except to the extent that the voting rights of the shares of any class or classes are limited or denied by the Certificate of Incorporation, as amended from time to time. At any meeting of the stockholders, every stockholder having the right to vote will be entitled to vote in person, or by proxy appointed by an instrument in writing subscribed by such stockholder and bearing a date not more than three years prior to such meeting, unless such instrument provides for a longer period. Each proxy will be revocable unless expressly provided therein to be irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A proxy may be made irrevocable regardless of whether the interest with which it is coupled is an interest in the stock itself or an interest in the Corporation generally. Such proxy will be filed with the Secretary of the Corporation prior to or at the time of the meeting. Voting on any question or in any election, other than for directors, may be by voice vote or show of hands unless the presiding officer orders, or any stockholder demands, that voting be by written ballot.
     Section 9.  Record Date. The Board of Directors may fix in advance a record date for the purpose of determining stockholders entitled to notice of or to vote at a meeting of stockholders, which record date will not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date will not be less than ten nor more than sixty days prior to such meeting. In the absence of any action by the Board of Directors, the close of business on the date next preceding the day on which the notice is given will be the record date, or, if notice is waived, the close of business on the day next preceding the day on which the meeting is held will be the record date.
     Section 10. Action by Consent. Any action required or permitted by law, the Certificate of Incorporation or these Bylaws to be taken at a meeting of the stockholders of the Corporation may be taken without a meeting if a consent or consents in writing, setting forth the action so taken, is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and will be delivered to the Corporation by delivery to its registered office in Delaware, its principal place of business or an officer or agent of the Corporation having custody of the minute book.
     Section 11. Notice of Stockholder Business and Nominations.
     (a) Annual Meeting of Stockholders.
(1)	Only persons who are nominated in accordance with the procedures set forth in these Bylaws shall be eligible to serve as directors. Nominations of persons for election to the Board of Directors and the proposal of other business to be considered by the stockholders may be made at an annual meeting of stockholders (A) pursuant to the Corporation’s notice of meeting, (B) by or at the direction of the Board of Directors or (C) by any stockholder of the Corporation who (i) was a stockholder of record at the time of giving of notice provided for in this Section 11 and at the time of the annual meeting, (ii) is entitled to vote at the meeting and (iii) complies with the notice procedures set forth in this Section 11 as to such business or nomination. Clause (C) of the previous sentence shall be the exclusive means for a stockholder to make nominations or submit other business (other than matters properly brought under Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and included in the Corporation’s notice of meeting) before an annual meeting of stockholders.

(2)	(A) Without qualification, for any nominations or any other business to be properly brought before an annual meeting by a stockholder pursuant to Section 11(a)(1)(C) of this Article II, the stockholder must have given timely notice thereof in writing to the Secretary and such other business must otherwise be a proper matter for stockholder action. To be timely, a stockholder’s notice shall be delivered to the Secretary at the principal executive offices of the Corporation not earlier than the close of business on the 180th day and not later than the close of business on the 90th day prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is more than 45 days after such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the 120th day prior to the date of such annual meeting and not later than the close of business on the later of the 90th day prior to the date of such annual meeting or, if the first public announcement of the date of such annual meeting is less than 100 days prior to the date of such annual meeting, the 10th day following the day on which public announcement of the date of such meeting is first made by the Corporation. In no event shall any adjournment or postponement of an annual meeting or the announcement thereof commence a new time period for the giving of a stockholder’s notice as described above.
(B) To be in proper form, a stockholder’s notice (whether given pursuant to this Section 11(a)(2)(B) or Section 11(b) below) to the Secretary must:
     (i) set forth, as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (x) the name and address of such stockholder, as they appear on the Corporation’s books, and of such beneficial owner, if any, (y) (A) the class or series and number of shares of the Corporation which are, directly or indirectly, owned beneficially and of record by such stockholder and such beneficial owner, (B) any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the Corporation or with a value derived in whole or in part from the value of any class or series of shares of the Corporation, whether or not such instrument or right shall be subject to settlement in the underlying class or series of capital stock of the Corporation or otherwise (a “Derivative Instrument”) directly or indirectly owned beneficially by such stockholder and any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of the Corporation, (C) any proxy, contract, arrangement, understanding, or relationship pursuant to which such stockholder has a right to vote any shares of any security of the Company, (D) any short interest in any security of the Company (for purposes of this Section 11, a person shall be deemed to have a short interest in a security if such person, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has the opportunity to profit or share in any profit derived from any decrease in the value of the subject security), (E) any rights to dividends on the shares of the Corporation owned beneficially by such stockholder that are separated or separable from the underlying shares of the Corporation, (F) any proportionate interest in shares of the Corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which such stockholder is a general partner or, directly or indirectly, beneficially owns an interest in a general partner and (G) any performance-related fees (other than an asset-based fee) that such stockholder is entitled to based on any increase or decrease in the value of shares of the Corporation or Derivative Instruments, if any, as of the date of such notice including, without limitation, any such interests held by members of such stockholder’s immediate family sharing the same household (which information shall be supplemented by such stockholder and beneficial owner, if any, not later than 10 days after the record date for the meeting to disclose such ownership as of the record date), and (iii) any other information relating to such stockholder and beneficial owner, if any, that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal and/or for the election of directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder;
(ii) if the notice relates to any business other than a nomination of a director or directors that the stockholder proposes to bring before the meeting, set forth (x) a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest of such stockholder and beneficial owner, if any, in such business and (y) a description of all agreements, arrangements and understandings between such stockholder and beneficial owner, if any, and any other person or persons (including their names) in connection with the proposal of such business by such stockholder;
(iii) set forth, as to each person, if any, whom the stockholder proposes to nominate for election or reelection to the Board of Directors (x) all information relating to such person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected) and (y) a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among such stockholder and beneficial owner, if any, and their respective affiliates and associates, or others acting in concert therewith, on the one hand, and each proposed nominee, and his or her respective affiliates and associates, or others acting in concert therewith, on the other hand, including, without limitation all information that would be required to be disclosed pursuant to Rule 404 promulgated under Regulation S-K (or any successor rule) if the stockholder making the nomination and any beneficial owner on whose behalf the nomination is made, if any, or any affiliate or associate thereof or person acting in concert therewith, were the “registrant” for purposes of such rule and the nominee were a director or executive officer of such registrant; and
(iv) with respect to each nominee for election or reelection to the Board of Directors, include a completed, dated and signed questionnaire, representation and agreement and any other information required by Section 11(d) below.
     Notwithstanding anything in the second sentence of Section 11(a)(2)(A) of this Article II to the contrary, in the event that the number of directors to be elected to the Board of Directors is increased and there is no public announcement by the Corporation naming all of the nominees for director or specifying the size of the increased Board of Directors at least 100 days prior to the first anniversary of the preceding year’s annual meeting, a stockholder’s notice required by this Section 11(a) of this Article II shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the 10th day following the day on which such public announcement is first made by the Corporation.
(b)	Special Meetings of Stockholders. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting. Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation’s notice of meeting (1) by or at the direction of the Board of Directors or (2) provided that the Board of Directors has determined that directors shall be elected at such meeting, by any stockholder of the Corporation who (A) is a stockholder of record at the time of giving of notice provided for in this Bylaw and at the time of the special meeting, (B) is entitled to vote at the meeting, and (C) complies with the notice procedures set forth in this Section 11(b) as to such nomination. In the event the Corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the Board of Directors, any such stockholder may nominate a person or persons (as the case may be) for election to such position(s) as specified in the Corporation’s notice of meeting, if the stockholder’s notice required by Section 11(a)(2) of this Article II with respect to any nomination (including the completed and signed questionnaire, representation and agreement required by Section 11(d) below) shall be delivered to the Secretary at the principal executive offices of the Corporation not earlier than the close of business on the 180th day prior to the date of such special meeting and not later than the close of business on the later of the 90th day prior to the date of such special meeting or, if the first public announcement of the date of such special meeting is less than 100 days prior to the date of such special meeting, the 10th day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. In no event shall any adjournment or postponement of a special meeting or the announcement thereof commence a new time period for the giving of a stockholder’s notice as described above.
(c)	General.
(1)	Only such persons who are nominated in accordance with the procedures set forth in this Section 11 shall be eligible to serve as directors and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 11. Except as otherwise provided by law, the Certificate of Incorporation or these Bylaws, the Chairman of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this Section 11 and, if any proposed nomination or business is not in compliance with this Section 11, to declare that such defective proposal or nomination shall be disregarded.

(2)	For purposes of this Section 11, “public announcement” shall mean disclosure in a press release reported by a national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act and the rules and regulations promulgated thereunder.

(3)	Notwithstanding the foregoing provisions of this Section 11, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 11; provided, however, that any references in these Bylaws to the Exchange Act or the rules and regulations promulgated thereunder are not intended to and shall not limit the requirements applicable to nominations or proposals as to any other business to be considered pursuant to Section 11(a)(1)(C) or Section 11(b) of this Article II. Nothing in this Section 11 shall be deemed to affect any rights (i) of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act or (ii) of the holders of any series of Preferred Stock if and to the extent provided for under law, the Certificate of Incorporation or these Bylaws.
(d)	Submission of Questionnaire, Representation and Agreement; Other Information. To be eligible to be a nominee for election or reelection as a director of the Corporation, a person must deliver (in accordance with the time periods prescribed for delivery of notice under Section 11 of this Article II) to the Secretary at the principal executive offices of the Corporation a written questionnaire with respect to the background and qualification of such person and the background of any other person or entity on whose behalf the nomination is being made (which questionnaire shall be provided by the Secretary upon written request) and a written representation and agreement (in the form provided by the Secretary upon written request) that such person (1) is not and will not become a party to (A) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the Corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Corporation or (B) any Voting Commitment that could limit or interfere with such person’s ability to comply, if elected as a director of the Corporation, with such person’s fiduciary duties under applicable law, (2) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed therein, and (3) in such person’s individual capacity and on behalf of any person or entity on whose behalf the nomination is being made, would be in compliance, if elected as a director of the Corporation, and will comply with all applicable publicly disclosed corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines of the Corporation. The Corporation may also require any proposed nominee to furnish such other information as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as an independent director of the Corporation or that could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of such nominee
ARTICLE III
BOARD OF DIRECTORS
     Section 1.  Management. The business and affairs of the Corporation will be managed by or under the direction of its Board of Directors who may exercise all such powers of the Corporation and do all such lawful acts and things as are not by law, by the Certificate of Incorporation or by these Bylaws directed or required to be exercised or done by the stockholders.
     Section 2.  Qualification; Election; Term. None of the Directors need be a stockholder of the Corporation or a resident of the State of Delaware. The Directors will be elected by written ballot, by plurality vote at the annual meeting of the stockholders, except as hereinafter provided, and each Director elected will hold office until whichever of the following occurs first: his successor is elected and qualified, his resignation, his removal from office by the stockholders or his death.
     Section 3. Number; Election; Term; Qualification. The number of Directors which shall constitute the Board of Directors shall be not less than one. The first Board of Directors shall consist of the number of Directors named in the Certificate of Incorporation. Thereafter, the number of Directors which shall constitute the entire Board of Directors shall be determined by resolution of the Board of Directors at any meeting thereof, but shall never be less than one. The Board of Directors of the Corporation shall be divided into three classes which shall be as nearly equal in number as is possible. At the first election of Directors to such classified Board of Directors, each Class I Director shall be elected to serve until the next ensuing annual meeting of stockholders, each Class II Director shall be elected to serve until the second ensuing annual meeting of stockholders, each Class III Director shall be elected to serve until the third ensuing annual meeting of stockholders. At each annual meeting of stockholders following the meeting at which the Board of Directors is initially classified, the number of Directors equal to the number of the class whose term expires at the time of such meeting shall be elected to serve until the third ensuing annual meeting of stockholders. At each annual meeting of stockholders, Directors shall be elected to hold office until their successors are elected and qualified or until their earlier resignation, removal from office or death. No Director need be a stockholder, a resident of the State of Delaware, or a citizen of the United States.
     Section 4. Changes in Number. In the event of any change in the authorized number of Directors, the number of Directors in each class shall be adjusted so that thereafter each of the three classes shall be composed, as nearly as may be possible, of one-third of the authorized number of Directors; provided that any change in the authorized number of Directors shall not increase or shorten the term of any Director, and any decrease shall become effective only as and when the term or terms of office of the class or classes of Directors affected thereby shall expire, or a vacancy or vacancies in such class or classes shall occur. Any directorship to be filled by reason of an increase in the number of Directors may be filled by (i) the stockholders at any annual or special meeting of stockholders called for that purpose or (ii) the Board of Directors for a term of office continuing only until the next election of one or more Directors by the stockholders. Notwithstanding the foregoing, whenever the holders of any class or series of shares are entitled to elect one or more Directors by the provisions of the Certificate of Incorporation, any newly created directorship(s) of such class or series to be filled by reason of an increase in the number of such Directors may be filled by the affirmative vote of a majority of the Directors elected by such class or series then in office or by a sole remaining Director so elected or by the vote of the holders of the outstanding shares of such class or series, and such directorship(s) shall not in any case be filled by the vote of the remaining Directors or by the holders of the outstanding shares of the Corporation as a whole unless otherwise provided in the Certificate of Incorporation.
     Section 5.  Removal. Any Director may be removed either for or without cause, at any special meeting of stockholders by the affirmative vote of a majority in number of shares of the stockholders present in person or represented by proxy at such meeting and entitled to vote for the election of such Director; provided that notice of the intention to act upon such matter has been given in the notice calling such meeting.
     Section 6.  Vacancies. Vacancies occurring in the Board of Directors caused by death, resignation, retirement, disqualification or removal from office of any Directors or otherwise, may be filled by the vote of a majority of the Directors then in office, though less than a quorum, or a successor or successors may be chosen at a special meeting of the stockholders called for that purpose, and each successor Director so chosen will hold office until the next election of the class for which such Director has been chosen or until whichever of the following occurs first: his successor is elected and qualified, his resignation, his removal from office by the stockholders or his death.
     Section 7.  Place of Meetings. Meetings of the Board of Directors, regular or special, may be held at such place within or without the State of Delaware as may be fixed from time to time by the Board of Directors.
     Section 8.  Annual Meeting. The first meeting of each newly elected Board of Directors will be held without further notice immediately following the annual meeting of stockholders and at the same place, unless by unanimous consent, the Directors then elected and serving change such time or place.
     Section 9.  Regular Meetings. Regular meetings of the Board of Directors may be held without notice at such time and place as is from time to time determined by resolution of the Board of Directors.
     Section 10.  Special Meetings. Special meetings of the Board of Directors may be called by the Chairman of the Board or the President on oral or written notice to each Director, given either personally, by telephone, by telegram or by mail; special meetings will be called by the Chairman of the Board, President or Secretary in like manner and on like notice on the written request of at least two Directors. The purpose or purposes of any special meeting will be specified in the notice relating thereto.
     Section 11. Quorum. At all meetings of the Board of Directors the presence of a majority of the number of Directors fixed by these Bylaws will be necessary and sufficient to constitute a quorum for the transaction of business, and the affirmative vote of at least a majority of the Directors present at any meeting at which there is a quorum will be the act of the Board of Directors, except as may be otherwise specifically provided by law, the Certificate of Incorporation or these Bylaws. If a quorum is not present at any meeting of the Board of Directors, the Directors present thereat may adjourn the meeting from time to time without notice other than announcement at the meeting, until a quorum is present.
     Section 12. Interested Directors. No contract or transaction between the Corporation and one or more of its Directors or officers, or between the Corporation and any other corporation, partnership, association or other organization in which one or more of the Corporation’s Directors or officers are directors or officers or have a financial interest, will be void or voidable solely for this reason, solely because the Director or officer is present at or participates in the meeting of the Board of Directors or committee thereof that authorizes the contract or transaction, or solely because his or their votes are counted for such purpose, if: (i) the material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board of Directors or committee in good faith authorizes the contract or transaction by the affirmative vote of a majority of the disinterested Directors, even though the disinterested Directors be less than a quorum, (ii) the material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders or (iii) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified by the Board of Directors, a committee thereof or the stockholders. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee that authorizes the contract or transaction.
     Section 13. Committees. The Board of Directors may, by resolution passed by a majority of the entire Board, designate committees, each committee to consist of two or more Directors of the Corporation, which committees will have such power and authority and will perform such functions as may be provided in such resolution. Such committee or committees will have such name or names as may be designated by the Board and will keep regular minutes of their proceedings and report the same to the Board of Directors when required.
     Section 14. Action by Consent. Any action required or permitted to be taken at any meeting of the Board of Directors or any committee of the Board of Directors may be taken without such a meeting if a consent or consents in writing, setting forth the action so taken, is signed by all the members of the Board of Directors or such committee, as the case may be.
     Section 15. Compensation of Directors. Directors will receive such compensation for their services and reimbursement for their expenses as the Board of Directors, by resolution, may establish; provided that nothing herein contained will be construed to preclude any Director from serving the Corporation in any other capacity and receiving compensation therefor.
ARTICLE IV
NOTICE
     Section 1.  Form of Notice. Whenever by law, the Certificate of Incorporation or of these Bylaws, notice is to be given to any Director or stockholder, and no provision is made as to how such notice will be given, such notice may be given in writing, by mail, postage prepaid, addressed to such Director or stockholder at such address as appears on the books of the Corporation. Any notice required or permitted to be given by mail will be deemed to be given at the time the same is deposited in the United States mails.
     Section 2.  Waiver. Whenever any notice is required to be given to any stockholder or Director of the Corporation as required by law, the Certificate of Incorporation or these Bylaws, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the time stated in such notice, will be equivalent to the giving of such notice. Attendance of a stockholder or Director at a meeting will constitute a waiver of notice of such meeting, except where such stockholder or Director attends for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business on the ground that the meeting has not been lawfully called or convened.

ARTICLE V
OFFICERS AND AGENTS
     Section 1.  In General. The officers of the Corporation will be elected by the Board of Directors and will be a President, a Vice President, a Secretary and a Treasurer. The Board of Directors may also elect a Chairman of the Board, additional Vice Presidents, Assistant Vice Presidents, one or more Assistant Secretaries and Assistant Treasurers, and a General Counsel. Any two or more offices may be held by the same person.
     Section 2.  Election. The Board of Directors, at its first meeting after each annual meeting of stockholders, will elect the officers, none of whom need be a member of the Board of Directors.
     Section 3.  Other Officers and Agents. The Board of Directors may also elect and appoint such other officers and agents as it deems necessary, who will be elected and appointed for such terms and will exercise such powers and perform such duties as may be determined from time to time by the Board.
     Section 4.  Compensation. The compensation of all officers and agents of the Corporation will be fixed by the Board of Directors or any committee of the Board, if so authorized by the Board.
     Section 5.  Term of Office and Removal. Each officer of the Corporation will hold office until his death, his resignation or removal from office, or the election and qualification of his successor, whichever occurs first. Any officer or agent elected or appointed by the Board of Directors may be removed at any time, for or without cause, by the affirmative vote of a majority of the entire Board of Directors, but such removal will not prejudice the contract rights, if any, of the person so removed. If the office of any officer becomes vacant for any reason, the vacancy may be filled by the Board of Directors.
     Section 6.  Employment and Other Contracts. The Board of Directors may authorize any officer or officers or agent or agents to enter into any contract or execute and deliver any instrument in the name or on behalf of the Corporation, and such authority may be general or confined to specific instances. The Board of Directors may, when it believes the interest of the Corporation will best be served thereby, authorize executive employment contracts that will have terms no longer than ten years and contain such other terms and conditions as the Board of Directors deems appropriate. Nothing herein will limit the authority of the Board of Directors to authorize employment contracts for shorter terms.
     Section 7.  Chairman of the Board of Directors. If the Board of Directors has elected a Chairman of the Board, he will preside at all meetings of the stockholders and the Board of Directors. Except where by law the signature of the President is required, the Chairman will have the same power as the President to sign all certificates, contracts and other instruments of the Corporation. During the absence or disability of the President, the Chairman will exercise the powers and perform the duties of the President.

     Section 8.  President. The President will be the chief executive officer of the Corporation and, subject to the control of the Board of Directors, will supervise and control all of the business and affairs of the Corporation. He will, in the absence of the Chairman of the Board, preside at all meetings of the stockholders and the Board of Directors. The President will have all powers and perform all duties incident to the office of President and will have such other powers and perform such other duties as the Board of Directors may from time to time prescribe.
     Section 9.  Vice Presidents. Each Vice President will have the usual and customary powers and perform the usual and customary duties incident to the office of Vice President, and will have such other powers and perform such other duties as the Board of Directors or any committee thereof may from time to time prescribe or as the President may from time to time delegate to him. In the absence or disability of the President and the Chairman of the Board, a Vice President designated by the Board of Directors, or in the absence of such designation the Vice Presidents in the order of their seniority in office, will exercise the powers and perform the duties of the President.
     Section 10. Secretary. The Secretary will attend all meetings of the stockholders and record all votes and the minutes of all proceedings in a book to be kept for that purpose. The Secretary will perform like duties for the Board of Directors and committees thereof when required. The Secretary will give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors. The Secretary will keep in safe custody the seal of the Corporation. The Secretary will be under the supervision of the President. The Secretary will have such other powers and perform such other duties as the Board of Directors may from time to time prescribe or as the President may from time to time delegate to him.
     Section 11. Assistant Secretaries. The Assistant Secretaries in the order of their seniority in office, unless otherwise determined by the Board of Directors, will, in the absence or disability of the Secretary, exercise the powers and perform the duties of the Secretary. They will have such other powers and perform such other duties as the Board of Directors may from time to time prescribe or as the President may from time to time delegate to them.
     Section 12. Treasurer. The Treasurer will have responsibility for the receipt and disbursement of all corporate funds and securities, will keep full and accurate accounts of such receipts and disbursements, and will deposit or cause to be deposited all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. The Treasurer will render to the Directors whenever they may require it an account of the operating results and financial condition of the Corporation, and will have such other powers and perform such other duties as the Board of Directors may from time to time prescribe or as the President may from time to time delegate to him.
     Section 13. Assistant Treasurers. The Assistant Treasurers in the order of their seniority in office, unless otherwise determined by the Board of Directors, will, in the absence or disability of the Treasurer, exercise the powers and perform the duties of the Treasurer. They will have such other powers and perform such other duties as the Board of Directors may from time to time prescribe or as the President may from time to time delegate to them.

     Section 14. General Counsel. The General Counsel will have responsibility for the legal affairs of the Corporation and will have such other powers and perform such other duties as the Board of Directors or any committee thereof may from time to time prescribe or as the President may from time to time delegate to him.
     Section 15. Bonding. The Corporation may secure a bond to protect the Corporation from loss in the event of defalcation by any of the officers, which bond may be in such form and amount and with such surety as the Board of Directors may deem appropriate.
ARTICLE VI
CERTIFICATES REPRESENTING SHARES
     Section 1.  Form of Certificates. Certificates, in such form as may be determined by the Board of Directors, representing shares to which stockholders are entitled will be delivered to each stockholder. Such certificates will be consecutively numbered and will be entered in the stock book of the Corporation as they are issued. Each certificate will state on the face thereof the holder’s name, the number, class of shares, and the par value of such shares or a statement that such shares are without par value. They will be signed by the President or a Vice President and the Secretary or an Assistant Secretary, and may be sealed with the seal of the Corporation or a facsimile thereof. If any certificate is countersigned by a transfer agent, or an assistant transfer agent or registered by a registrar, either of which is other than the Corporation or an employee of the Corporation, the signatures of the Corporation’s officers may be facsimiles. In case any officer or officers who have signed, or whose facsimile signature or signatures have been used on such certificate or certificates, ceases to be such officer or officers of the Corporation, whether because of death, resignation or otherwise, before such certificate or certificates have been delivered by the Corporation or its agents, such certificate or certificates may nevertheless be adopted by the Corporation and be issued and delivered as though the person or persons who signed such certificate or certificates or whose facsimile signature or signatures have been used thereon had not ceased to be such officer or officers of the Corporation.
     Section 2.  Lost Certificates. The Board of Directors may direct that a new certificate be issued in place of any certificate theretofore issued by the Corporation alleged to have been lost or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate to be lost or destroyed. When authorizing such issue of a new certificate, the Board of Directors, in its discretion and as a condition precedent to the issuance thereof, may require the owner of such lost or destroyed certificate, or his legal representative, to advertise the same in such manner as it may require and/or to give the Corporation a bond, in such form, in such sum, and with such surety or sureties as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost or destroyed. When a certificate has been lost, apparently destroyed or wrongfully taken, and the holder of record fails to notify the Corporation within a reasonable time after such holder has notice of it, and the Corporation registers a transfer of the shares represented by the certificate before receiving such notification, the holder of record is precluded from making any claim against the Corporation for the transfer of a new certificate.
     Section 3.  Transfer of Shares. Shares of stock will be transferable only on the books of the Corporation by the holder thereof in person or by such holder’s duly authorized attorney. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate representing shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it will be the duty of the Corporation or the transfer agent of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.
     Section 4.  Registered Stockholders. The Corporation will be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof and, accordingly, will not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it has express or other notice thereof, except as otherwise provided by law.
     Section 5. Shares Without Certificates. The Board of Directors may authorize the issuance of uncertificated shares by the Corporation and may prescribe procedures for the issuance and registration of transfer thereof and with respect to such other matters as the Board of Directors shall deem necessary or appropriate.
ARTICLE VII
GENERAL PROVISIONS
     Section 1.  Dividends. Dividends upon the outstanding shares of the Corporation, subject to the provisions of the Certificate of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting. Dividends may be declared and paid in cash, in property, or in shares of the Corporation, subject to the provisions of the General Corporation Law of the State of Delaware and the Certificate of Incorporation. The Board of Directors may fix in advance a record date for the purpose of determining stockholders entitled to receive payment of any dividend, such record date will not precede the date upon which the resolution fixing the record date is adopted, and such record date will not be more than sixty days prior to the payment date of such dividend. In the absence of any action by the Board of Directors, the close of business on the date upon which the Board of Directors adopts the resolution declaring such dividend will be the record date.
     Section 2.  Reserves. There may be created by resolution of the Board of Directors out of the surplus of the Corporation such reserve or reserves as the Directors from time to time, in their discretion, deem proper to provide for contingencies, or to equalize dividends, or to repair or maintain any property of the Corporation, or for such other purpose as the Directors may deem beneficial to the Corporation, and the Directors may modify or abolish any such reserve in the manner in which it was created. Surplus of the Corporation to the extent so reserved will not be available for the payment of dividends or other distributions by the Corporation.

     Section 3.  Telephone and Similar Meetings. Stockholders, directors and committee members may participate in and hold meetings by means of conference telephone or similar communications equipment by which all persons participating in the meeting can hear each other. Participation in such a meeting will constitute presence in person at the meeting, except where a person participates in the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business on the ground that the meeting has not been lawfully called or convened.
     Section 4.  Books and Records. The Corporation will keep correct and complete books and records of account and minutes of the proceedings of its stockholders and Board of Directors, and will keep at its registered office or principal place of business, or at the office of its transfer agent or registrar, a record of its stockholders, giving the names and addresses of all stockholders and the number and class of the shares held by each.
     Section 5.  Fiscal Year. The fiscal year of the Corporation will be fixed by resolution of the Board of Directors.
     Section 6.  Seal. The Corporation may have a seal, and the seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise. Any officer of the Corporation will have authority to affix the seal to any document requiring it.
     Section 7.  Advances of Expenses. The Corporation will advance to its directors and officers expenses incurred by them in connection with any “Proceeding,” which term includes any threatened, pending or completed action, suit or proceeding, whether brought by or in the right of the Corporation or otherwise and whether of a civil, criminal, administrative or investigative nature (including all appeals therefrom), in which a director or officer may be or may have been involved as a party or otherwise, by reason of the fact that he is or was a director or officer of the Corporation, by reason of any action taken by him or of any inaction on his part while acting as such, or by reason of the fact that he is or was serving at the request of the Corporation as a director, officer, trustee, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise (“Official,” which term also includes directors and officers of the Corporation in their capacities as directors and officers of the Corporation), whether or not he is serving in such capacity at the time any liability or expense is incurred; provided that the Official undertakes to repay all amounts advanced unless:
      (i)  in the case of all Proceedings other than a Proceeding by or in the right of the Corporation, the Official establishes to the satisfaction of the disinterested members of the Board of Directors that he acted in good faith or in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any criminal proceeding, that he did not have reasonable cause to believe his conduct was unlawful; provided that the termination of any such Proceeding by judgment, order of court, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not by itself create a presumption as to whether the Official acted in good faith or in a manner he reasonably believed to be in or not opposed to the best interests of the

Corporation or, with respect to any criminal proceeding, as to whether he had reasonable cause to believe his conduct was unlawful; or
     (ii)  in the case of a Proceeding by or in the right of the Corporation, the Official establishes to the satisfaction of the disinterested members of the Board of Directors that he acted in good faith or in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation; provided that if in such a Proceeding the Official is adjudged to be liable to the Corporation, all amounts advanced to the Official for expenses must be repaid except to the extent that the court in which such adjudication was made shall determine upon application that despite such adjudication, in view of all the circumstances, the Official is fairly and reasonably entitled to indemnity for such expenses as the court may deem proper.
     Section 8.  Indemnification. The Corporation will indemnify its directors to the fullest extent permitted by the General Corporation Law of the State of Delaware and may, if and to the extent authorized by the Board of Directors, so indemnify its officers and any other person whom it has the power to indemnify against any liability, reasonable expense or other matter whatsoever.
     Section 9.  Insurance. The Corporation may at the discretion of the Board of Directors purchase and maintain insurance on behalf of the Corporation and any person whom it has the power to indemnify pursuant to law, the Certificate of Incorporation, these Bylaws or otherwise.
     Section 10. Resignation. Any director, officer or agent may resign by giving written notice to the President or the Secretary. Such resignation will take effect at the time specified therein or immediately if no time is specified therein. Unless otherwise specified therein, the acceptance of such resignation will not be necessary to make it effective.
     Section 11. Amendment of Bylaws. These Bylaws may be altered, amended, or repealed at any meeting of the Board of Directors at which a quorum is present, by the affirmative vote of a majority of the Directors present at such meeting.
     Section 12. Invalid Provisions. If any part of these Bylaws is held invalid or inoperative for any reason, the remaining parts, so far as possible and reasonable, will be valid and operative.
     Section 13. Relation to the Certificate of Incorporation. These Bylaws are subject to, and governed by, the Certificate of Incorporation of the Corporation.